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APS COGENEX L.L.C.
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
ASSETS
------

Property, plant, and equipment     $ 0.7
Less accumulated provision for depreciation            -
                              -----
Net property, plant, and equipment     0.7
Construction work in progress          (1.2)
                              -----
Net property, plant, equipment, and projects in progress     (0.5)


Current Assets:
     Cash and cash equivalents               0.2
     Other accounts receivable          4.8
                                        -----
               Total current assets                    5.0
                                        -----
Deferred debits          0.1
                                        -----
                              $ 4.6
               Total assets                         =====

PARTNERS' CAPITAL AND LIABILITIES
---------------------------------
Capitalization:
     Partners' capital          $ 1.4
                                        -----
               Total capitalization                    1.4
                                        -----
Current Liabilities:
     Accounts payable                         3.0
     Accrued interest               0.2
                                        -----
               Total current liabilities               3.2
                                        -----
               Total liabilities and capitalization               $ 4.6
                                        =====
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